SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Glowpoint, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	00025940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

(973) 855-3411
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 13, 2013, Glowpoint, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders approved the election of Kenneth Archer, Grant Dawson, Jon A. DeLuca, Peter Holst and James S. Lusk to serve on the Board of Directors until the 2014 annual meeting of stockholders, or until their successors are elected and qualified.

	For	Withheld	Not Voted
Kenneth Archer	9,073,134	643,960	11,610,885
Grant Dawson	9,088,106	628,988	11,610,885
Jon A. DeLuca	9,025,331	691,763	11,610,885
Peter Holst	9,035,706	681,388	11,610,885
James S. Lusk	9,040,381	676,713	11,610,885

Proposal No. 2- Advisory Vote to Approve Executive Compensation

Stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed in the Executive Compensation section of the Company’s definitive proxy statement, dated April 29, 2013.

For	Against	Abstain	Not Voted
8,316,342	872,048	528,704	11,610,885

Proposal No. 3- Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation

Stockholders approved, on an advisory (non-binding) basis, holding an advisory vote on the compensation of the Company’s named executive officers every year. The Board of Directors will take this result into consideration, and the Company will file an amendment to this Form 8-K within the time frame prescribed under Item 5.07 once the Board makes a final determination as to how frequently the Company will conduct an advisory vote on executive compensation in its proxy materials.

One Year	Two Years	Three Years	Abstain	Not Voted
8,716,210	146,419	730,818	123,647	11,610,885

Proposal No. 4- Ratification of Appointment of Auditors

Stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
21,020,394	280,732	26,853

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Date: June 17, 2013	By:	/s/ Peter Holst
Peter Holst
Chief Executive Officer